Exhibit 99.1

Amedica First to 3D Print Silicon Nitride for Medical Applications

Company Plans to Use 3D Printing Technology for its Proprietary Silicon Nitride Devices

SALT LAKE CITY, March 23, 2016 – Amedica Corporation (Nasdaq:AMDA), a company that develops and commercializes silicon nitride ceramics as a biomaterial platform, is pleased to announce its first fabrication of complex, three-dimensional structures by a 3D printing process called robotic deposition, or robocasting. The final products have been examined under scanning electron microscopy to confirm the integrity and validity of the 3D printing method, and have been shown to achieve similar theoretical density and microstructure attributes to the traditionally manufactured silicon nitride fusion devices currently in use.

“This innovation speaks to the unique art and science related to our manufacturing strength,” said Dr. Sonny Bal, Chairman and Chief Executive Officer. “3D printing of a complex ceramic material opens future doors, especially in terms of cost advantages, and addressing a variety of OEM partner needs. Custom additive manufacturing is a modern advancement, and we are proud to lead the way in 3D printing of our silicon nitride formulation, with its advantages in bone fusion, antibacterial behavior, and superior strength.”

Robocasting is a freeform fabrication technique for dense ceramics and composites that is based on layered deposition of highly colloidal slurries. The process is essentially binder-less and a device can be completely sintered in less than 24 hours. With this advancement, Amedica can now progress toward commercializing 3D printed silicon nitride implants, with controllable porosity levels to address specific clinical needs. This unique manufacturing method is promising for the production of anatomically relevant shaped silicon nitride implants, while also allowing custom fabrication of bone scaffolds suited for cellular differentiation and neovascularization.

About Amedica Corporation

Amedica is focused on the development and application of interbody implants manufactured with medical-grade silicon nitride ceramic. Amedica markets spinal fusion products and is developing a new generation of wear- and corrosion-resistant implant components for hip and knee arthroplasty as well as dental applications. The Company’s products are manufactured in its ISO 13485 certified manufacturing facility and through its partnership with Kyocera, one of the world’s largest ceramic manufacturers. Amedica’s spine products are FDA-cleared, CE-marked, and are currently marketed in the U.S. and select markets in Europe and South America through its distributor network and its growing OEM and private label partnerships.

For more information on Amedica or its silicon nitride material platform, please visit www.amedica.com.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include, but are not limited to, the intent, belief or current expectations of Amedica and members of its management team with respect to Amedica’s future performance, business operations and acceptance of its technology platform. Statements relating to Amedica’s expectation that scientific results may result in innovative solutions, increased market opportunities, growth, future products, market acceptance of its products, sales and financial results and similar statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of Amedica’s products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2015, and in Amedica’s other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

Contacts:

Mike Houston

VP, Commercialization

801-839-3534

IR@amedica.com

Robert Haag

Managing Director

IRTH Communications

866-976-4784

amda@irthcommunications.com